Exhibit 4.24

SUPPLEMENTAL LETTER

To:	DryShips Inc. Trust Company Complex Ajeltake Road Ajeltake Island Majuro The Marshall Islands MI 96960

From:	HSH Nordbank AG Gerhart-Hauptmann-Platz 50 D-20095Hamburg Germany

Dear Sirs

27 September 2012
1	Background.

(A)
By a loan agreement dated 31 March 2006 (as supplemented, amended and restated from time to time, the “Senior Loan Agreemeat”) and made between(i) Dryships Inc. as borrower (the “Borrower”), (ii) the banks and financial institutions listed in Part A of Schedule I thereto as lenders (the “Senior Lenders”), (iii) the banks and financial institutions listed in Part B of Schedule 1 thereto as swap banks (together, the “Swap Banks” and each a “Swap Bank”), (iv) ourselves as agent, lead monger, lead bookrunner and security trustee, (v) ourselves and Bank of Scotland plc (“B0S”) as joint underwriters and (vi) BOS as joint bookrunner, it was agreed that the Senior Lenders would make available to the Borrower a term loan and short-teem credit facilities of (originally) up to US$518,750,000 (the “Senior Loans’) in aggregate.

(B)
By two ISDA master agreements (each on the 1992 ISDA Master Agreement (Multicurrency-crossborder) form) and each dated 31 Much 2006 (the “Senior Master Agreement” and, in the plural, means both of them) made between the Borrower and a Swap Bank, the Borrower has entered into or will enter into certain Designated Transactions (as such term is defined in the said Senior Loan Agreement) pursuant to separate Confirmations (as such term is defined in the said Senior Loan Agreement).

(C)	By a letter (the “New Letter”) dated 20 April 2012 the Agent:

(i)	notified the Borrower there was a shortfall (the “Shortfall”) at that time in the security cover required to be maintained pursuant to clause 15.1 of the Senior Loan Agreement; and

(ii)	called on the Borrower, pursuant to clause 15.1 of the Senior Loan Agreement within 14 days of the date of the New Letter, either

(1)           to provide, or ensure that a third party provides, additional security which, in the opinion of the Majority Lenders, has a net realizable value at least equal to the shortfall and which, if it consists of or includes a Security Interest, covers such asset or assets and Is documented in such terms as we may, with authorization from the Majority Lenders, approve or require; or

(2)           prepay in accordance with clause 8 of the Senior Loan Agreement such part (at least) of the Senior Loan as will eliminate the shortfall.

(D)
Following the Borrower’s non-compliance with the terms of the New Letter and clause 15.1 of the Senior Loan Agreement, by a letter dated 8 May 2012 we reserved the rights of the Creditor Parties under the Senior Loan Agreement and all other Finance Documents.

(E)	The Borrower has requested and the Lenders agreed to receive certain additional security to rectify the Shortfall.

(F)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	receive certain additional security to rectify the Shortfall; and

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

Words and expressions in the Senior Loan Agreement shall have the same meaning when used in this Letter.

2
Agreement and amendments to the Senior Loan Agreement. Subject to the satisfaction of the conditions of this Letter and with effect from the date of this Letter, the Senior Loan Agreement shall be amended as follows:

(a)	by deleting the definition of “Shares Pledge” in clause 1.2 thereof in its entirety;

(b)	by adding the following new definitions in clause 1.2 thereof:

“Control Agreement” means, in respect of the Pledge and Security Agreement, a control agreement in respect of the control and ownership of the Required Shares executed between the Borrower, Ocean Rig as issuer and the Security Trustee in such form as the Lenders may approve or require;

“Pledge and Security Agreement” means, in respect of the Required Shares, a pledge and security agreement executed by the Borrower in favour of the Security Trustee pursuant to Clause 15.10 in such form the Lenders may approve or require,”;

(c)	by replacing the words “Shares Pledge” in sub-paragraph (w) in the definition of “Finance Documents” in clause 1.1 thereof with the words ‘Pledge and Security Agreement”;

(d)	by adding to the definition of “Finance Documents” in clause 1.1 thereof a new sub-paragraph (x) as follows:

“(x) the Control Agreement;”,

and by re-designating the existing sub-paragraph (x) in the definition of “Finance Documents” in clause 1.1 thereof as a new sub-paragraph (y);

(e)	by replacing therein clause 15.10 with the following new clause:

“15.10 Additional security during the Additional Security Period. The Borrower undertakes with the Lenders:

(a)
to execute and deliver on the first date of the Additional Security Period the Pledge and Security Agreement and, to cause Ocean Rig as Issuer, to execute and deliver together with the Borrower, the Control Agreement referred to therein in respect of the Required Shares; and

(b)
deliver to the Agent such other documents equivalent to those referred to in paragraphs 3, 4 and 5 of Schedule 5, Part A as the Agent may require in connection with the execution of the Pledge and Security Agreement; and

(c)	to ensure that any additional security given pursuant to this Clause 15.10 shall remain in full force and effect until the last date of the Additional Security Period.

In this Clause 15.10:

“Additional Security Period” means the period commencing on 1 April 2012 and ending on 30 June 2013;

“Required Shares” means 7,800,000 issued and outstanding shares of common stock in Ocean Rig (including all other or additional stock or other securities or property paid or distributed in respect of the Required Shares by way of stock-split, spin-oft; split-up, reclassification, combination of shares or similar arrangements) currently in the legal and beneficial ownership of the Borrower to be pledged in favour of the Security Trustee pursuant to this Clause 15.10 in order to rectify the Shortfall.” and

(f)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement” as the same is amended and supplemented by this Letter.

3
Amendments to Finance Documents. With effect on and from the data of this letter each of the Finance Documents (other than the Senior Loan Agreement) shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to “this Agreement” the Senior Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Sensor Loan rent and those Finance Documents as amended and supplemented by this Letter;

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as lithe same referred to such Finance Documents as amended and supplemented by this Letter.

4
Senior Lean Agreement and Finance Documents. The Borrower hereby agrees with the Lenders that the provisions of the Senior Loan Agreement and the Finance Documents shall be and are hereby re-affirmed and remain in full force and effect.

5	Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:

(a)
the representations and warranties contained in the Senior Loan Agreement are true and correct on the date of this Letter as if all references therein to Agreement” were references to the Senior Loan Agreement as supplemented by this Letter; and

(b)	this Letter comprises the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

6
Conditions. Our agreement contained in paragraph 2 of this Letter shall be expressly subject to the condition that we shall have received in food and substance as may be approved or required by us on or before the signature hereof:

(a)
copies of resolutions passed at a meeting of the board of directors of the Borrower evidencing approval of this Letter, the Pledge and Security Agreement and the Control Agreement and authorising appropriate officers or attorneys to execute the same;

(b)	the original of any power of attorney issued in favour of any person executing this Letter, the Pledge and Security Agreement and the Control Agreement on behalf of the Borrower; and

(c)	a duly executed original of this Letter, the Pledge and Security Agreement and the Control Agreement;

(d)	evidence that the relevant UCC statement in respect of the Pledge and Security Agreement has been filed;

(e)	favourable legal opinions from lawyers appointed by the Agent on such matter concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdiction as the Agent may require; and

(f)
copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrower of its obligations under this Letter, the Pledge and Security Agreement and the Control Agreement and the execution, validity and enforceability of this Letter.

7	Notices. Clause 28 (Notices) of the Senior Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

8
Governing Law. This Letter shall be governed by and construed in accordance with English law and Clause 30 (Law and Jurisdiction) of the Senior Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this letter.

Yours faithfully

/s/ Vassiliki Georgopoulos________________
Vassiliki Georgopoulos
for and on behalf of
HSH NORDBANK AG
(as Agent for and on behalf
of all Creditor Parties)

Accepted and agreed

/s/ Dimitrios Glynos____________________
Dimitrios Glynos
for and on behalf of
DRYSHIPS INC.

Dated: 27 September 2012

COUNTERSIGNED this 27 day of September 2012 for and on behalf of the below companies each of which, by its execution hereof confirm and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall continue to stand as security for the obligations of the Borrower under the Borrow under the Senior Loan Agreement and the Senior Master Agreement.

for and oh behalf of WEALTH MANAGEMENT INC.	for and on behalf of SAMSARA SHIPPING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of MALVINA SHIPPING COMPANY LIMITED	for and on behalf of ARLETA NAVIGATION COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of BORSARI SHIPPING COMPANY LIMITED	for and on behalf of ONIL SHIPPING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of FABIANA NAVIGATION COMPANY LIMITED	for and on behalf of CELINE SHIPPING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of KARMEN SHIPPING COMPANY LIMITED	for and on behalf of THELMA SHIPPING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of ARGO OWNING COMPANY LIMITED	for and on behalf of KRONOS OWNING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta

for and oh behalf of TETHYS OWNING COMPANY LIMITED.	for and on behalf of SELENE OWNING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of DIONE OWNING COMPANY LIMITED	for and on behalf of URANUS OWNING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of TEMPO MARINE CO.	for and on behalf of STAR RECORD OWNING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta
for and on behalf of REA OWNING COMPANY LIMITED	for and on behalf of PHOEBE OWNING COMPANY LIMITED
/s/ Dr. Adriano Cefai	/s/ Dr. Adriano Cefai
Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta	Dr. Adriano Cefai 5/1 Merchants Street Valetta VLT 1171 Malta